EXHIBIT (q)(2)

SECRETARY’S CERTIFICATE

The undersigned, Secretary for each of the respective entities listed on the attached Schedule A (each referred to in the following resolution as the “Fund”) hereby certifies that the Board of Trustees/Directors of each entity duly adopted the following resolution on December 10, 2025:

VOTED:	That the persons named in any power of attorney given by any Trustee/Director or officer of the Fund relating to registration statements on Form N-1A, or any one of them, are authorized to sign each Registration Statement on Form N-1A under the Securities Act of 1933, and any amendments thereto, on behalf of the Fund pursuant to such power of attorney.

By:	/s/ Nicholas S. Di Lorenzo
Nicholas S. Di Lorenzo
Secretary

Dated: December 10, 2025

SCHEDULE A

Name of Trust/Corporation
Eaton Vance Growth Trust
Eaton Vance Investment Trust
Eaton Vance Municipals Trust
Eaton Vance Municipals Trust II
Eaton Vance Mutual Funds Trust
Eaton Vance Series Fund, Inc.
Eaton Vance Series Trust
Eaton Vance Series Trust II
Eaton Vance Special Investment Trust
Eaton Vance Variable Trust

Name of Portfolio
Core Bond Portfolio
Eaton Vance Floating Rate Portfolio
Emerging Markets Local Income Portfolio
Global Macro Absolute Return Advantage Portfolio
Global Macro Capital Opportunities Portfolio
Global Macro Portfolio
Global Opportunities Portfolio
Greater India Portfolio
High Income Opportunities Portfolio
International Income Portfolio
Senior Debt Portfolio
Short Duration Inflation-Protected Income Portfolio
Stock Portfolio
Tax-Managed Growth Portfolio
Tax-Managed Multi-Cap Growth Portfolio
Tax-Managed Small-Cap Portfolio
Tax-Managed Value Portfolio